UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        June 13, 2007
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of stockholders of inTEST Corporation held on June 13, 2007, our stockholders, upon the recommendation of our Board of Directors, approved the inTEST Corporation 2007 Stock Plan (the "2007 Stock Plan"). The 2007 Stock Plan replaces the inTEST Corporation Amended and Restated 1997 Stock Plan that expired on March 31, 2007. The 2007 Stock Plan permits the granting of stock options or restricted stock, for up to 500,000 shares of our common stock, to officers, other key employees and consultants. A description of the 2007 Stock Plan, including the full text of the 2007 Stock Plan, is contained in the proxy statement for our 2007 annual meeting of stockholders and is incorporated herein by reference.

Item 8.01 Other Events

Our annual meeting of stockholders was held on June 13, 2007. Our stockholders approved, upon the recommendation of our Board of Directors, the election of directors, the 2007 Stock Plan and, the ratification of the selection of KPMG LLP as our independent registered public accounting firm.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director's successor has been duly elected and qualified. The number of votes cast with respect to each matter voted on is set forth below.

1. Election of Six Directors to Board of Directors
	Votes For	Votes Withheld
Alyn R. Holt	8,885,390	43,194
Robert E. Matthiessen	8,887,390	41,194
Stuart F. Daniels, Ph.D.	8,916,039	12,545
James J. Greed, Jr.	8,781,957	146,627
James W. Schwartz, Esq.	8,538,548	390,036
Thomas J. Reillly, Jr.	8,915,639	12,945

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2. Approval of the inTEST Corporation 2007 Stock Plan	6,892,536	1,051,162	1,360	983,526

	Votes For	Votes Against	Votes Abstained
3. Ratification of the Independent Registered Public Accounting Firm	8,909,628	17,156	1,800

Item 9.01.   Exhibits

10.1	The inTEST Corporation 2007 Stock Plan - incorporated by reference to our Proxy Statement filed on April 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   June 18, 2007